UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2022

LEFTERIS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39636	85-2646550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Newbury Street, Suite 293 Boston, MA	02115
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 510-1991

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	LFTRU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	LFTR	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	LFTRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of  the Securities Exchange Act of 1934(§240.12b-2 of  this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2022, Karl Roessner resigned as Chief Executive Officer of Lefteris Acquisition Corp. (the “Company”), effective immediately. On September 7, 2022, the Board of Directors (the “Board”) appointed Jon Isaacson, the Company’s Chief Financial Officer and Chief Corporate Development Officer, to succeed Mr. Roessner as Chief Executive Officer, effective September 8, 2022, in addition to his current roles.

Mr. Isaacson, 51, has served as the Company’s Chief Financial Officer and Chief Corporate Development Officer since its inception. Prior to joining the Company, Mr. Isaacson served as the Chief Financial Officer of Senseonics, Inc. (NYSE: SENS), a portfolio company of venture capital firm New Enterprise Associates from January 2019 to December 2019. Prior to joining Senseonics, he served as the Chief Financial Officer of Edelman Financial Services, LLC from November 2017 to December 2018. Before joining Edelman Financial Services, he served as a Managing Director for over 14 years at American Capital, Ltd (NASDAQ: ACAS), from November 2002 to January 2017. Mr. Isaacson also held roles at Thayer Capital Partners, L.P., GTCR LLC, McKinsey & Company and Morgan Stanley & Co., LLC. Mr. Isaacson received his Bachelor of Arts in Political Science from The Johns Hopkins University and his Master of Business Administration from Stanford University Graduate School of Business.

There are no arrangements or understandings pursuant to which Mr. Isaacson was selected for his position. He has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The Board has appointed Mr. Roessner to become Vice Chairman of the Company, effective September 8, 2022.

Mr. Roessner, 54, has served as the Company’s Chief Executive Officer since its inception. Prior to joining the Company, Roessner served as the Chief Executive Officer and a member of the Board of Directors of E*TRADE Financial Corp from September 2016 to August 2019. (“E*TRADE”) (NASDAQ: ETFC). Prior to being named Chief Executive Officer, Mr. Roessner served as E*TRADE’s Executive Vice President, General Counsel and Secretary from May 2009 to September 2016. Before joining E*TRADE, Mr. Roessner was a Partner at Clifford Chance US LLP in its Mergers & Acquisitions Group. Mr. Roessner received his Bachelor of Business Administration from Siena College and his Juris Doctor degree from St. John’s University School of Law.

There are no arrangements or understandings pursuant to which Mr. Roessner was selected for his position. He has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated September 8, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2022

LEFTERIS ACQUISITION CORP.

By:	/s/ Jon Isaacson
Name: Jon Isaacson
Title: Chief Executive Officer, Chief Financial Officer and Chief Corporate Development Officer